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Exhibit 99.1

Report of Independent Auditors

To the Shareholder of Sea Coast Towing, Inc.

        In our opinion, the accompanying balance sheets and the related statements of operations, shareholder's equity and cash flows present fairly, in all material respects, the financial position of Sea Coast Towing, Inc. (the "Company") at December 31, 2004 and 2003 and the results of its operations and its cash flows for the years ended December 31, 2004, 2003 and 2002 in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

        As discussed in Note 1, Note 10 and Note 11 to the financial statements, the Company is owned by Marine Resources Group, Inc., a wholly owned subsidiary of Saltchuk Resources, Inc., and has entered into significant related party transactions with wholly owned subsidiaries of Saltchuk Resources, Inc. Because of these relationships, it is possible that the terms of these transactions are not the same as those that would result from transactions among wholly unrelated parties.

/s/ PricewaterhouseCoopers LLP

October 6, 2005

Sea Coast Towing, Inc.

Balance Sheets

		December 31,
	June 30, 2005 (unaudited)
		2004	2003
	(in thousands of dollars)
Assets
Current assets
Cash	$1,724	$64	$110
Accounts receivable—third parties	6,096	4,086	3,224
Accounts receivable—affiliated companies	1,056	1,090	364
Fuel supplies	319	662	491
Prepaid expenses and other current assets	240	347	262

Total current assets	9,435	6,249	4,451
Vessels and equipment, net	40,142	36,546	40,364
Other assets, net of amortization	8	8	112
Equity investment	—	—	2,235

Total assets	$49,585	$42,803	$47,162

Liabilities and Shareholder's Equity
Current liabilities
Current portion of capital lease obligation	$371	—	—
Accounts payable—third parties	3,467	$2,403	$2,220
Accounts payable—affiliated companies	79	108	96
Accrued expenses and other current liabilities	1,413	1,641	1,605

Total current liabilities	5,330	4,152	3,921
Capital lease obligation	1,670	—	—
Deferred income taxes	1,131	—	—

Total liabilities	8,131	4,152	3,921

Commitment and contingencies
Common stock $1 par value; 100,000 shares authorized, 20,000 shares issued and outstanding	20	20	20
Paid in capital	13,304	13,304	13,304
Retained earnings	28,130	25,327	29,917

Total shareholder's equity	41,454	38,651	43,241

Total liabilities and shareholder's equity	$49,585	$42,803	$47,162

The accompanying notes are an integral part of these financial statements.

Sea Coast Towing, Inc.
Statement of Operations

	For the Six Months Ended June 30,		For the Years Ended December 31,
	2005	2004	2004	2003	2002
	(unaudited)
	(in thousands of dollars)
Voyage revenue
Third parties	$21,065	$16,520	$34,056	$34,875	$32,945
Affiliated companies	4,444	4,367	10,508	7,425	6,685

	25,509	20,887	44,564	42,300	39,630

Voyage expenses	4,829	2,593	6,045	3,898	3,763
Voyage expenses paid to affiliated companies	770	530	1,489	2,078	1,803
Vessel operating expenses	14,293	12,367	23,862	24,298	20,999
Vessel operating expenses paid to affiliated companies	6	6	111	173	2,108
General and administrative expenses	1,907	1,279	3,362	3,777	4,222
General and administrative expenses paid to affiliated companies	8	54	124	42	54
Depreciation and amortization	2,064	2,477	4,674	5,491	5,151
Net (gain) loss on disposal of assets and impairment charges	—	(73)	(48)	440	1,570

Total operating expenses	23,877	19,233	39,619	40,197	39,670

Operating income (loss)	1,632	1,654	4,945	2,103	(40)
Interest expense, net	57	—	—	5	22
Other (income) expense, net	(67)	—	(43)	(294)	101

Income (loss) before provision for income taxes	1,642	1,654	4,988	2,392	(163)
Provision for income taxes	1,230	—	—	—	—

Net income (loss)	$412	$1,654	$4,988	$2,392	$(163)

The accompanying notes are an integral part of these financial statements.

Sea Coast Towing, Inc.
Statements of Shareholder's Equity

	Common Stock	Paid In Capital	Retained Earnings	Total Shareholder Equity
	(in thousands of dollars)
Balance at December 31, 2001	$20	$13,304	$39,494	$52,818
Net loss for 2002	—	—	(163)	(163)
Distributions to the Parent, net	—	—	(3,365)	(3,365)

Balance at December 31, 2002	20	13,304	35,966	49,290
Net income for 2003	—	—	2,392	2,392
Distributions to the Parent, net	—	—	(8,441)	(8,441)

Balance at December 31, 2003	20	13,304	29,917	43,241
Net income for 2004	—	—	4,988	4,988
Distributions to the Parent, net	—	—	(9,578)	(9,578)

Balance at December 31, 2004	20	13,304	25,327	38,651
Net income for the six months ended June 30, 2005 (unaudited)	—	—	412	412
Distributions from the Parent, net (unaudited)	—	—	2,391	2,391

Balance at June 30, 2005 (unaudited)	$20	$13,304	$28,130	$41,454

The accompanying notes are an integral part of these financial statements.

Sea Coast Towing, Inc.
Statements of Cash Flows

	For the Six Months Ended June 30,		For the Years Ended December 31,
	2005	2004	2004	2003	2002
	(unaudited)
	(in thousands of dollars)
Cash flows from operating activities
Net income (loss)	$412	$1,654	$4,988	$2,392	$(163)
Adjustments to reconcile net income (loss) to net cash provided by operating activities
Depreciation and amortization	2,063	2,477	4,674	5,491	5,151
Deferred income taxes	1,131	—	—	—	—
Equity investment loss (earnings)	—	63	63	(120)	181
Net (gain) loss on disposal of assets and impairment charges	—	(23)	2	440	1,570
Gain on sale of equity investment	—	(50)	(50)	—	—
Changes in operating assets and liabilities
Accounts receivable	(1,976)	(3,250)	(1,588)	1,007	(695)
Fuel supplies	343	(261)	(171)	(136)	(170)
Prepaid expenses and other current assets	107	(157)	(85)	(28)	152
Accounts payable	1,035	420	195	384	(47)
Accrued expenses and other current liabilities	(228)	(237)	36	(192)	(951)

Net cash provided by operating activities	2,887	636	8,064	9,238	5,028

Cash flows from investing activities
Capital expenditures	(3,431)	(315)	(611)	(855)	(275)
Proceeds from sale of assets	—	99	420	345	1,177
Contributions to equity investment	—	—	—	(195)	—
Dividends received from equity investment	—	—	—	—	490
Proceeds on sale of equity investment	—	2,222	2,222	—	—

Net cash provided by (used in) investing activities	(3,431)	2,006	2,031	(705)	1,392

Cash flows from financing activities
Distributions to the Parent	(2,459)	(11,443)	(20,741)	(22,166)	(18,806)
Contributions from the Parent	4,850	8,725	10,600	13,900	12,250
Principal payments on capital lease	(187)	—	—	(193)	—

Net cash provided by (used in) financing activities	2,204	(2,718)	(10,141)	(8,459)	(6,556)

Cash
Net increase (decrease)	1,660	(76)	(46)	74	(136)
Balance at beginning of period	64	110	110	36	172

Balance at end of period	$1,724	$34	$64	$110	$36

Supplemental disclosure of cash flow information
Cash paid during the year for interest, net of amounts capitalized	$57	$—	$—	$5	$22
Supplemental disclosure of noncash investing and financing activities
Assets transferred from the Parent at net book value	$—	$563	$563	$—	$1,908
Assets transferred to the Parent at net book value	$—	$—	$—	$175	$—
Assets acquired with a capital lease	$2,228	$—	$—	$—	$—
Customer contract distributed from the Parent	$—	$—	$—	$—	$1,250

The accompanying notes are an integral part of these financial statements.

Sea Coast Towing, Inc.

Notes to Financial Statements

(in thousands of dollars)

1.    The Company

        Sea Coast Towing, Inc. ("the Company") is a Seattle-based tug and barge company engaged in the marine transportation of refined petroleum products on the West Coast, throughout Alaska and Puerto Rico. The Company is owned by Marine Resources Group, Inc. ("MRG"). MRG is a wholly owned subsidiary of Saltchuk Resources, Inc. (collectively the "Parent").

        On August 23, 2005, MRG entered into a definitive purchase agreement with K-Sea Transportation Partners L.P. ("K-Sea") whereby K-Sea is to acquire, through its operating partnership, all of the outstanding capital stock of the Company.

        The purchase price for the Company consists of $77 million in cash and 125,000 common units representing limited partner interests in K-Sea. The acquisition is scheduled to close in October 2005 and is subject to customary conditions. The purchase agreement contains customary termination rights.

2.    Summary of Significant Accounting Policies

Basis of Presentation

        The preparation of these financial statements include the use of "carve out" accounting procedures wherein certain assets, liabilities and expenses historically recorded or incurred at the Parent level, which related to or were incurred on behalf of the Company and have been identified and allocated as appropriate to reflect the stand-alone financial results of the Company for the periods presented, in accordance with accounting principles generally accepted in the United States of America. Certain administrative, legal, insurance and accounting fees are allocated from the Parent to the Company based on specifically identifiable expenses or proportionally based on the Company's revenue as a percentage of the Parent's consolidated revenue. These allocations were $677 and $56 for the six months ended June 30, 2005 and 2004, respectively, and $56, $47 and $58 in 2004, 2003 and 2002, respectively. Management of the Company believes that the allocation of costs for these services are reasonable. Periodically, the Company's excess cash is remitted to the Parent and is recorded as distributions to the Parent. Expenses paid by the Parent on behalf of the Company or cash received from the Parent are recorded as a reduction of distributions to the Parent. No debt or interest expense has been allocated to the Company from the Parent as the Parent does not maintain debt specifically relating to the Company. These financial statements may not necessarily be indicative of the cost structure or results of operations that would have existed or will exist in the future assuming the Company operated as a stand-alone, independent company.

        The Parent may incur a built-in gains tax which is imposed if the Company disposed of assets having a fair market value which exceed their tax basis during a ten year period following the date of election as a Subchapter S Corporation by the Parent on January 1, 1997. For the six months ended June 30, 2005, the Parent allocated to the Company a deferred income tax liability and related deferred income tax expense of $1,131 (unaudited) related to federal and state built-in gains tax. The deferred income tax liability relates to assets owned by the Company and was estimated based on amounts expected to be paid by the Parent, as the built-in gains tax may be assessed and paid at the Parent level at the date of the sale of assets. In May 2005, the Parent determined that is was probable it would sell certain assets of the Company, which would be subject to the built-in gains tax.

Interim Financial Data

        The interim financial data are unaudited. However, in the opinion of management, the interim financial data as of June 30, 2005 and for the six months ended June 30, 2005 and 2004 includes all adjustments, consisting only of normal recurring adjustments necessary for a fair statement of results for the interim periods. The results of operations for interim periods are not necessarily indicative of the results of operations to be expected for a full year.

Use of Estimates

        The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported revenues and expenses during the reporting period. The most significant estimates relate to depreciation of the vessels and liabilities incurred from workers' compensation, commercial and other insurance claims. Actual results could differ significantly from these estimates.

Cash

        The Company's cash balance consists primarily of checking accounts and petty cash funds on numerous vessels.

Concentration of Credit Risk

        Financial instruments which potentially subject the Company to concentrations of risk are primarily cash and trade accounts receivable. The estimated fair value of the Company's financial instruments approximates their fair value due to their short-term nature. The Company maintains its cash on deposit at a financial institution in amounts that, at times, may exceed insurable limits.

        With respect to trade accounts receivable, the Company extends credit based upon an evaluation of a customer's financial condition and generally does not require collateral. The Company does not have an allowance for doubtful accounts and does not believe it is exposed to concentrations of credit risk that are likely to have a material adverse effect on its financial position, results of operations or cash flows.

Fuel Supplies

        Fuel supplies consist of fuel used to operate the vessels. Fuel on hand at the end of the period is recorded at cost, on a first-in first-out basis.

Vessels and Equipment

        Vessels and equipment are recorded at cost, including capitalized interest where appropriate, and depreciated using the straight-line method over the estimated useful lives of the individual assets ranging from five to 20 years.

        Major renewals and betterments of assets are capitalized and depreciated over the remaining useful lives of the assets. Maintenance and repairs that do not improve or extend the useful lives of the assets are expensed, including mandatory drydocking expenditures, unless the asset is improved or the asset life is extended.

        Leased vessels meeting certain criteria are capitalized and the present value of the related lease payments is recorded as a liability. Amortization of the capitalized lease assets is computed using a straight-line method over the useful lives of the assets.

Impairment of Long-Lived Assets

        The Company reviews its long-lived assets used in operations when indicators of impairments are present and changes in circumstances indicate the carrying amount may not be recoverable. If the undiscounted cash flows estimated to be generated by those assets are less than the assets' carrying amounts, an impairment loss would be recognized to the extent the carrying amount exceeds fair value. Impairment losses recognized by the Company are described in Note 5.

        When property items are retired, sold or otherwise disposed of, the related cost and accumulated depreciation are removed from the accounts with any gain or loss on the dispositions included in income. Assets to be disposed of are reported at the lower of their carrying amounts or fair values, less the estimated costs of disposal.

Revenue Recognition

        The Company earns revenue under contracts of affreightment (moving cargo), voyage charters, and time charters. For contracts of affreightment and voyage charters, revenue is recognized ratably based upon the relative transit time for individual voyages in each period. Although contracts of affreightment and certain contracts for voyage charters may be effective for a period in excess of one year, revenue is recognized over the transit time of individual voyages, which are generally less than ten days in duration. For time charters, revenue is recognized ratably over the contract period. Estimated losses on contracts of affreightment and charters are accrued when such losses become evident.

Income Taxes

        The Parent has elected to be taxed under the provisions of Subchapter S of the Internal Revenue Code and the Company is included in the consolidated income tax return of the Parent. Under those provisions, the Company's federal taxable income passes through to the Parent and ultimately to the personal federal income tax returns of the shareholders of the Parent.

        The Parent may incur a "built-in gains" tax which is imposed if the Company disposes of assets having a fair market value which exceed their tax basis during a ten year period following the date of election as a Subchapter S Corporation by the Parent on January 1, 1997.

        The states in which the Company operates recognize the Company's S Corporation status for state income tax purposes and, as such, the state taxable income flows through to the Parent in the same manner as federal taxable income. The Company started operations in Puerto Rico in January 2005.

The Company's Puerto Rico operations are subject to Puerto Rico income tax. The Company provided for Puerto Rico income taxes for the six months ended June 30, 2005.

3.    New Accounting Pronouncements

        On December 16, 2004, the Financial Accounting Standards Board ("FASB") issued FASB Statement No. 123(R), Share-Based Payment ("FAS 123(R)"). FAS 123(R) revises FASB Statement No. 123, Accounting for Stock-Based Compensation ("FAS 123") and requires companies to expense the fair value of employee stock options and other forms of stock-based compensation. In addition to revising FAS 123, FAS 123(R) supersedes Accounting Principles Board ("APB") Opinion No. 25, Accounting for Stock Issued to Employees, and amends FASB Statement No. 95, Statement of Cash Flows. The Company is required to adopt FASB 123(R) as of January 1, 2006. The Company does not expect that such adoption will have a significant impact on its financial position, results of operations or cash flows.

        In December 2004, the Financial Accounting Standards Board ("FASB") issued FASB Statement No. 153, Exchanges of Nonmonetary Assets ("FAS 153") which is an amendment of APB Opinion No. 29. FAS 153 addresses the measurement of exchanges of nonmonetary assets. It eliminates the exception from fair value measurement for nonmonetary exchanges of similar productive assets in paragraph 21(b) of APB Opinion No. 29, Accounting for Nonmonetary Transactions, and replaces it with an exception for exchanges that do not have commercial substance. FAS 153 specifies that a nonmonetary exchange has commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange. The Company is required to adopt FAS 153 for nonmonetary exchanges occurring in fiscal periods beginning after June 15, 2005 and does not expect that such adoption will have a significant impact on its financial position, results of operations or cash flows.

        On April 4, 2005, the FASB issued Interpretation No. 47, Accounting for Conditional Asset Retirement Obligations, an interpretation of FASB Statement No. 143 ("FIN 47"). This interpretation clarifies that an entity is required to recognize a liability for the fair value of a conditional asset retirement obligation when incurred if the liability's fair value can be reasonably estimated. It also clarifies when an entity would have sufficient information to reasonably estimate the fair value of an asset retirement obligation. The Company is required to adopt FIN 47 as of December 31, 2005, and does not expect that such adoption will have a significant impact on its financial position, results of operations or cash flows.

        On June 2, 2005, the FASB issued FASB Statement No. 154, Accounting Changes and Error Corrections-a replacement of APB No. 20 and FAS No. 3 ("FAS 154"). FAS 154 replaces APB Opinion No. 20, Accounting Changes ("APB 20") and FASB Statement No. 3, Reporting Accounting Changes in Interim Financial Statements and changes the requirements for the accounting for and reporting of a change in accounting principle. FAS 154 applies to all voluntary changes in accounting principle. It also applies to changes required by an accounting pronouncement in the unusual instance that the pronouncement does not include specific transition provisions. When a pronouncement includes specific transition provisions, those provisions should be followed. The Company is required to adopt FAS 154 as of January 1, 2006, and does not expect that such adoption will have a significant impact on its financial position, results of operations or cash flows.

4.    Accounts Receivable

        Accounts receivable consisted of the following:

		December 31,
	June 30, 2005
		2004	2003
	(unaudited)
Trade receivables—third parties	$5,486	$3,313	$2,596
Other receivable—third parties	610	773	628

Total accounts receivable—third parties	$6,096	$4,086	$3,224

Trade receivable—affiliated companies	$1,056	$1,090	$315
Other receivable—affiliated companies	—	—	49

Total accounts receivable—affiliated companies	$1,056	$1,090	$364

        In January 2001, the Company entered into a deductible reimbursement insurance program with an affiliated company. Under the program, the Company is reimbursed for insurance deductibles paid as a result of claims arising under certain existing insurance contracts in exchange for a fixed annual premium. The program relates only to claims arising from January 1, 2001 through December 31, 2003. Premium payments made in connection with the deductible reimbursement insurance program were $595 and $425, in 2003 and 2002, respectively, and are included in vessel operating expenses in the statement of operations. The deductible reimbursement program with the affiliate company terminated effective December 31, 2004. The receivable from the insurance company as of December 31, 2003 was $49, and is included in other receivables-affiliated companies. No new claims were accepted under the deductible reimbursement program after December 31, 2003.

        The Company also provides a reserve for all damage claims at the full estimated cost at the date of incurrence. For claims which are estimated to exceed the deductible, an insurance receivable is recorded. The insurance receivable related to claims in excess of deductibles as of December 31, 2004 and 2003 were $666 and $620, respectively, and are included in other receivables-third parties.

5.    Vessels and Equipment

        Vessels and equipment comprised the following:

		December 31,
	June 30, 2005	2004	2003
	(unaudited)
Vessels	$62,201	$55,843	$59,052
Pier, office equipment and leasehold improvements	976	976	1,050

	63,177	56,819	60,102
Less: Accumulated depreciation	(23,035)	(20,273)	(19,738)

Vessels and equipment, net	$40,142	$36,546	$40,364

        Depreciation of vessels and equipment and amortization of leasehold improvements for the six months ended June 30, 2005 and 2004 was $2,064 (unaudited) and $2,477 (unaudited), respectively, and for the years ended December 31, 2004, 2003 and 2002 was $4,570, $4,658 and $4,580, respectively. Construction in process included in vessels were $73 and $7 at December 31, 2004 and 2003, respectively and $490 (unaudited) at June 30, 2005. The net book value of assets under a capital lease totalled $2,166 (unaudited) at June 30, 2005 and are included in vessels.

Acquisitions

        During 2004, the Company acquired two tugboats from affiliated companies at net book value of $563. During 2002, the Company acquired two tugboats from affiliated companies for net book value of $1,908. During 2005, the Company acquired one tug and assumed a lease from an affiliated company at net book value of $2,872 (unaudited).

Dispositions

        During 2004, 2003 and 2002, the Company sold assets to third parties for a total sales price of $420, $345 and $1,177 and $99 (unaudited) for the six months ended June 30, 2004, which resulted in a gain of $48 in 2004 and losses of $440 and $1,570 in 2003 and 2002, respectively, and a gain of $27 (unaudited) for the six months ended June 30, 2004. Included in the 2003 dispositions is the sale of a tugboat to an affiliated company at the net book value of $175.

Impairment Losses and Assets Held for Sale

        During 2003 and 2002, the Company wrote down three vessels to their estimated market value. The total write downs were $203 and $732 in 2003 and 2002, respectively, and are included in the statement of operations in net (gain) loss on disposal of assets and impairment charges.

6.    Income Taxes

        The provision for income taxes consists of the following:

	For the six months ended June 30,		Years ended December 31,
	2005	2004	2004	2003	2002
	(unaudited)
Current:
Puerto Rico income tax	$99	$—	$—	$—	$—
Deferred:		—	—	—	—
Federal built-in gains tax	1,012	—	—	—	—
State built-in gains tax	119	—	—	—	—

Total deferred	1,131	—	—	—	—

Total income tax provision	$1,230	$—	$—	$—	$—

        The reconciliation of the effective income tax rate on income or loss before taxes with the federal statutory rate is as follows:

	For the six months ended June 30,		Years ended December 31,
	2005	2004	2004	2003	2002
	(unaudited)
Federal income tax rate	35%	35%	35%	35%	35%
S-Corporation earnings not subject to tax	(35)%	(35)%	(35)%	(35)%	(35)%
Puerto Rico income tax	6.0%	—	—	—	—
Federal built-in gains tax	61.6%	—	—	—	—
State built-in gains tax	7.3%	—	—	—	—

	74.9%	—	—	—	—

As discussed in note 2, the Parent may be subject to federal and state built-in gains tax related to certain assets owned by the Company. Although this tax liability will be paid by the Parent, under the use of "Carve Out" accounting procedures, the deferred income tax liability of $1,131 (unaudited) and related deferred income tax expense at June 30, 2005 relating to federal and state built-in gains has been allocated to the Company by the Parent.

7.    Equity Investment

        The Company accounted for its 49% investment in qayaq marine transportation, LLC ("qayaq") using the equity method. qayaq's principal business was providing cargo lighterage support in the State of Alaska. Cargo lighterage is defined as moving cargo from shore to an offshore vessel. The book value of the investment at December 31, 2003 was $2,235. In March 2004, the Company sold its 49% interest in qayaq for $2,222, resulting in a gain of $50.

        Summary financial data for qayaq at December 31, 2003 is as follows:

2003
Current assets	$1,054
Noncurrent assets	3,740

Total assets	$4,794

Current liabilities	260
Noncurrent liabilities	—

Total liabilities	260
Members' equity	4,534

Total liabilities and members' equity	$4,794

        Summary financial data for qayaq for the years ended December 31, 2003 and 2002 is as follows:

	2003	2002
Revenues	$1,780	$1,969
Gross profit (loss)	$421	$(182)
Income (loss) from operations	$250	$(371)
Net income (loss)	$250	$(371)

8.    Accrued Expenses and Other Current Liabilities

        Accrued expenses and other current liabilities comprised the following:

		December 31,
	June 30, 2005	2004	2003
	(unaudited)
Payroll related costs	$592	$871	$729
Discretionary 401(k) contributions	279	481	470
Other liabilities	542	289	406

Total accrued expenses and other current liabilities	$1,413	$1,641	$1,605

        The Company has a defined contribution plan that qualifies under Section 401(k) of the Internal Revenue Code. The plan covers all eligible employees and provides that eligible employees may make contributions, subject to Internal Revenue Code limitations, and the Company will match the first 25% of employee compensation contributed, up to a maximum of 4%. In addition, the plan allows for an annual discretionary employer contribution up to 4% of an employee's annual compensation. Employer contribution expenses under the 401(k) plan totaled $320 (unaudited) and $269 (unaudited) for the six months ended June 30, 2005 and 2004, respectively, and $550, $519 and $457 for the years ended December 31, 2004, 2003 and 2002, respectively. Accrued expenses for the 401(k) plan totaled $279 (unaudited) as of June 30, 2005, and $481 and $470 as of December 31, 2004 and 2003, respectively.

        The Company has accrued for the estimated exposure for self-insurance risks and retained losses. Hull and machinery insurance covers risks of actual or constructive loss from collision, towers liabilities, fire, grounding and engine breakdown up to an agreed value per vessel.

        Protection and indemnity insurance ("P&I") covers third-party liabilities and other related expenses from, among other things, injury or death of crew, passengers and other third parties, claims arising from collisions, damage to cargo, damage to third-party property, asbestos exposure and pollution arising from oil or other substances. The total liability recorded for self-insured P&I and hull and machinery claims was $361 (unaudited) at June 30, 2005 and $135 and $61 at December 31, 2004 and 2003, respectively.

        The Company provided a self-funded health insurance plan for employees, jointly with Delta Western ("Delta"), a wholly owned subsidiary of the Parent, prior to November 30, 2004. The program was managed by a third party administrator. Insurance reserves were $42 (unaudited) as of June 30, 2005, and were $156 and $271 as of December 31, 2004 and 2003, respectively.

9.    Commitments and Contingencies

Non-Cancelable Operating Leases

        The Company has agreements with the port authority in Seattle to lease terminal facilities and docking rights for its vessels. The leases expire in 2008 with renewal options for one additional five-year term. The Company also leases some of its barges.

        In addition, the Company is a party to other non-cancelable operating leases. In 2002, the Company leased five barges and one tug under operating leases. In 2003, there were four barges and one tug under operating leases. In 2004, there were four barges under operating leases. The future minimum lease payments for all such leases and operating agreements as of December 31, 2004, net of sublease income, are as follows:

2005	$2,185
2006	2,192
2007	1,941
2008	1,864
2009	580
Thereafter	—

Total minimum lease payment	$8,762

        Rental, charter and moorage expense charges were $2,061 and $1,410 (unaudited) for operating leases for the six months ended June 30, 2005 and 2004, respectively, and $3,249, $2,977 and $2,866 during 2004, 2003, and 2002, respectively.

        The Company is the subject of various claims and lawsuits in the ordinary course of business for monetary relief arising principally from personal injuries, collisions and other casualties. Although the outcome of any individual claim or action cannot be predicted with certainty, the Company believes that any adverse outcome, individually or in the aggregate, would be substantially mitigated by applicable insurance and would not have a material adverse effect on the Company's business, financial condition, results of operations and cash flows.

        The Company is subject to deductibles with respect to its insurance coverage that range from $25 to $35 per incident with an annual aggregate of $200 for hull and machinery claims.

        An employee of the Company has an employment agreement that requires the Company to pay the employee a specified amount upon a change in control, as defined.

        On January 1, 2005, the Company amended a lease agreement for a barge extending the term of the lease and to include a purchase option in conjunction with a change in service for the vessel. As a result of the amendment, the lease was classified as a capital lease on January 1, 2005. The following table summarizes the future minimum lease payments under all noncancellable capital lease obligations at June 30, 2005 (unaudited):

For the period from July 1, through December 31, 2005	$246
Years Ending December 31,
2006	493
2007	493
2008	493
2009	493
Thereafter	167

2,385
Less: Amounts representing interest payments	(344)

Present value of minimum lease payments	$2,041
Less current portion of capital lease obligation	(371)

$1,670

10.    Affiliated Company Activity

        The Company enters into transactions with affiliated companies in the normal course of business. The Parent also owns Delta, and MRG owns Foss Maritime ("Foss") and AmNav. The Parent owned Foss Environmental Services ("FES"). Delta is one of the Company's largest customers. Foss and AmNav provide ship assists and other marine related services at market rates. FES provided environmental compliance services for the Company.

        In 2003, the Company paid payroll costs of approximately $748 for a related party, qayaq, when the Company's ownership interest was 49%. qayaq repaid the Company the payroll costs plus 10%.

        The Parent has provided its senior lenders and banks with a collateral interest in the majority of the Company's marine assets in the form of a marine mortgage, along with a collateral interest in the majority of the Company's accounts receivable, inventory, and other assets. Covenants in the agreements with the lenders and banks limit business acquisitions by the Company without lender approval, limit the amount of asset sales each year without lender approval, and place limitations on the dollar amount of shares that can be purchased from shareholders and distributions.

        The Company receives rental income from the sublease of commercial office space to an affiliated company under an agreement that expires in 2008. The lease agreement is accounted for as an operating lease. Minimum future rentals from the lease agreement in effect at year end are $43 in 2005; $44 in 2006; $46 in 2007; $39 in 2008; and $0 thereafter. This sublease agreement is expected to be terminated in 2005.

        The Company leases certain vessels under time charter to affiliated companies and third parties.

        At December 31, 2004, minimum contractually agreed future revenue under time charters was as follows:

	Affiliated Companies	Third Parties
2005	$1,896	$14,135
2006	1,896	14,345
2007	1,896	772
2008	—	—
2009	—	—
Thereafter	—	—

        In addition to the above minimum charter revenues, the Company has an ongoing agreement with Delta for charter services at cost plus 10%.

11.    Major Customers

        Four customers accounted for 21%, 18%, 17% and 12% (unaudited) of revenue for the six months ended June 30, 2005. Four customers accounted for 26%, 21%, 14% and 11% (unaudited) of revenue for the six months ended June 30, 2004. Four customers accounted for 22%, 19%, 15% and 13% of revenue for the year ended December 31, 2004. Three customers accounted for 21%, 18% and 16% of revenue for the year ended December 31, 2003. Three customers accounted for 26%, 23% and 17% of revenue for the year ended December 31, 2002. Delta, an affiliated company, accounted for 17% and 21% (unaudited) of revenue for the six months ended June 30, 2005 and 2004, respectively, and 22%, 18% and 17% of revenue for the years ended December 31, 2004, 2003 and 2002, respectively.

QuickLinks

Report of Independent Auditors
Sea Coast Towing, Inc. Balance Sheets
Sea Coast Towing, Inc. Statement of Operations
Sea Coast Towing, Inc. Statements of Shareholder's Equity
Sea Coast Towing, Inc. Statements of Cash Flows
Sea Coast Towing, Inc. Notes to Financial Statements (in thousands of dollars)